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                                                                   Exhibit 10.14

                                OFFICER AGREEMENT

         THIS AGREEMENT is executed this 27th day of July 1998, by and between USinternetworking Inc., a Delaware corporation ("USi" or "the Company"), and Andrew A. Stern ("OFFICER"). The commencement date shall be July 10, 1998 (the "Effective Date").

                                   WITNESSETH:

         WHEREAS, USi is a development stage Delaware corporation engaged in the development of computing and communication services for commercial customers, and

         WHEREAS, USi desires to employ OFFICER and OFFICER desires to be employed by USi in such capacity and under such terms and conditions as hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and promises made by the parties and intending to be legally bound, the parties agree as follows:

1.  TERM.

    USi agrees to employ OFFICER, and OFFICER hereby accepts such employment, on the terms and conditions set forth herein, for a period of three years effective as of the Effective Date subject to the termination provisions herewithin.

2.  EMPLOYMENT AND DUTIES.

    (a) OFFICER shall have the title of Executive Vice President and Chief Financial Officer mergers and acquisitions and such other duties as may be assigned from time to time by the Chief Executive Officer.

    (b) OFFICER shall devote all skills solely and exclusively to the business interests and affairs of USi. OFFICER shall not be a partner, officer, director, stockholder, advisor, investor, creditor, or officer of any business competitive with USi's business without the written consent of USi, which consent may be withheld in USi's sole discretion, provided, however, that nothing contained herein shall be deemed to prevent OFFICER from (i) investing his personal funds in the capital stock or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange, provided he does not own more than 2 percent (2%) thereof, or (ii) devoting a reasonable amount of his time to civic, charitable and personal affairs or to the supervision of his personal investments (subject to the limitation in clause
(i)) nor from serving on boards of directors in accordance with USi's policies, provided such activities do not reasonably interfere with the performance of the OFFICER's duties under this Agreement.

    (c) OFFICER acknowledges and agrees that OFFICER owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of USi and to do no act which would knowingly injure the business, interests, or reputation of USi or, to the best of his knowledge, any of its subsidiaries, affiliates or owners. In keeping with these duties, OFFICER shall make full disclosure to USi of all business opportunities pertaining to USi's business and shall not appropriate for OFFICER's own benefit any such business opportunities.

    (d) OFFICER shall at all times comply with (i) all material applicable laws, rules and regulations related to OFFICER's responsibilities assumed hereunder and known to OFFICER, and (ii)


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all material written corporate and business policies and procedures of USi whether generally applicable to all of USi's officers or made specifically applicable to OFFICER as advised in advance by USi to OFFICER in writing but only to the extent such policies and procedures are not inconsistent with the other provisions of this Agreement.

    (e) Except to the extent permitted by subparagraph (b) above, and except for receiving compensation from USF&O Corporation, OFFICER shall not, without the prior written approval of USi, which approval may be withheld in USi's sole discretion, receive compensation or obtain any direct or indirect financial benefit for services rendered to any Person other than USi after the Effective Date. As used herein, the term "Person" shall include all persons, corporations, business @, associations, companies, partnerships, joint ventures and other entities and governments and agencies and political subdivisions.

3.  COMPENSATION.

    (a) As compensation for OFFICER's services, USi hereby agrees to pay OFFICER, and OFFICER agrees to accept a base salary, equal to no less than $175,000 per year plus consideration for a bonus of $75,000 or greater based on the accomplishments of USi for the period ending December 31, 1998. The bonus payment, if any, shall be paid in April 1999 after the review of USi's accomplishments by the Compensation Committee of the Board of Directors. OFFICER shall also be entitled to be considered for annual bonuses for years commencing after 12/31/98.

    (b) As further compensation and in consideration of Section 2, USi hereby grants to OFFICER 5,000,000 shares of USi Common Stock ("Stock Grant"). OFFICER acknowledges that the Company contemplates the sales of additional equity securities in the future that may dilute the ownership interest represented as of the Effective Date by the Stock Grant. OFFICER will pay the Company par value of $.001 per share, or $5,000, for the Stock Grant. OFFICER and USi acknowledge that the fair market value of the Common Stock of the Company as of July 10, 1998 is $.20 per share.

    (c) Subject to the minimum base salary set forth in subparagraph (a) above, future compensation enhancements, changes, or modifications may be made by the Compensation Committee.

4.  BENEFITS.

    (a) OFFICER shall be entitled to medical, dental and life insurance and such other benefits provided by USi pursuant to its general policies as set forth in the OFFICER Policy Handbook. Said benefits may be changed from time-to-time in USi's sole business discretion, but only to the extent that USi changes its general employment policies with respect to such benefits.

    (b) OFFICER shall be entitled to a reasonable number of paid vacation days per year.

    (c) USi shall provide, at no cost to OFFICER, an additional life insurance policy on OFFICER's life with the beneficiary specified by OFFICER and the face amount of which shall be equal to twice the OFFICER's annual base salary as provided by this Agreement, less any group insurance provided pursuant to
Section 4(a) above.

5.  TERMINATION.

    (a) USi shall have the right, with the concurrence of tile Chairman of the Audit Committee, to terminate this agreement for cause in the event OFFICER (i) is in violation of any provision of this


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Agreement which is materially detrimental to USi; (ii) engages in any illegal or immoral practices or activities which can reasonably be expected to be materially detrimental to the reputation of USi, (iii) manifests dishonesty, disloyalty, fraud, willful misconduct, or material dereliction in the discharge of his duties hereunder; or (iv) uses, possesses, sells, trades in, or delivers any illegal drug or controlled substance, during working hours or otherwise. In the event of a violation of any provision of this Agreement, the Board of Directors will advise OFFICER in writing and allow a 60-day cure period for OFFICER to remedy the violation prior to termination.

    (b) Termination of this Agreement without cause shall cause payment to OFFICER of the base salary determined under Section 3(a) of this Agreement and prorated bonus times the remaining number of months in this Agreement or times twelve months, whichever is greater. In addition, OFFICER shall be entitled, for the period of time described above, to a continuation of the benefits described in Section 4 above. At USi's discretion, the value of such benefits may be paid to OFFICER in a lump sum, the amount of which shall be adjusted to reflect a full gross-up of any tax liability with respect to such payments to OFFICER and the time value of the receipt of such payment. If terminated without cause, OFFICER may keep Stock Grant subject to the terms of the Shareholder's Agreement. The remedies described in this provision shall apply in the event that OFFICER is constructively terminated without cause. Constructive termination occurs if USi significantly reduces OFFICER's duties; (ii) USi requires OFFICER to move out of the greater Annapolis, Maryland, area, or (iii) USi reduces OFFICER's compensation or benefits in violation of this Agreement.

    (c) This Agreement shall terminate effective immediately upon the date of the OFFICER's death.

    (d) In the event OFFICER fails to perform the responsibilities stated hereunder due to disability, USi shall have the right to terminate this Agreement upon written notice to OFFICER. Non-performance is defined as failure to perform the duties hereunder for a cumulative total of sixty percent (60%) or more of the normal working days during any two (2) consecutive months, or failure to perform duties for ninety (90) or more consecutive days. Nothing herein shall be construed to violate any Federal or State law including the Family and Medical Leave Act of 1993, 29 U.S.C.S. Sections 2601 et seq., and the Americans with Disabilities Act of 1990, 42 U. S. C. S. Sections 12101 et seq.

    (e) Upon any termination under Paragraph 5 (c) or (d) above during the term of this Agreement, OFFICER (or his estate) shall thereupon surrender the Shares to USi upon a payment from USi equal to the fair market value of the Shares based on the most recent closing price if the Company's Common Stock is publicly traded, or, if not, as reasonably determined by the Compensation Committee of USi's Board of Directors, as of the date of OFFICER's death, or the onset of his disability. To the extent that USi desires to obtain a policy of Insurance to cover the risk of OFFICER's death or disability, OFFICER will cooperate in obtaining such policy.

    (f) In the event OFFICER is terminated by the Board of Directors for cause, and said termination is deemed to be valid by the appointed arbitrator pursuant to Section 11, USi shall have the option, within ninety (90) days, to buy back the Stock Grant for the amount of the total Federal, State, payroll and local tax liability incurred by OFFICER as a result of the Stock Grant In addition, all salary and benefits shall cease as of the date of termination except for health care coverage as required by law.

    (g) In the event OFFICER elects to terminate this Agreement and such termination is not as a result of a constructive termination as defined in
Section 5(b), all base salary and benefits will cease as of the termination date except for health care coverage as required by law. If OFFICER elects to



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terminate this Agreement before May 31, 2000, and such termination is not as a result of a constructive termination as defined in Section 5(b), USi shall have the option, within ninety (90) days, to buy back the Stock Grant for the amount of the total Federal, State, payroll and local tax liability incurred by OFFICER as a result of the Stock Grant. If OFFICER elects to terminate this Agreement after May 31, 2000, and such termination is not as a result of a constructive termination as defined in Section 5(b), USi shall have the option, within ninety
(90) days, to buy back the Stock Grant at the fair market value of the Shares based on the most recent closing price if the Company's Common Stock is publicly traded, or, if not, as reasonably determined by the Compensation Committee of USi's Board of Directors, as of the date of termination.

    (h) No termination of OFFICER's employment hereunder shall affect his obligations under Sections 7, 8, 9 and 12 of this Agreement.

6.  CHANGE OF CONTROL.

    (a) If a Change of Control occurs after July 10, 1998, USi's right to buy back the Stock Grant shall automatically expire if not previously exercised and the Shares of Stock shall be afforded the same rights and consideration as the other shares of Common Stock of USi, including the right to receive any merger or similar type of consideration. A "Change of Control" means an assignment or transfer, in a single transaction or series of transactions, of (i) substantially all of the assets of USi or (ii) the capital stock in USi representing a majority of the voting control of USi to a person or persons not in control of the capital stock as of July 10, 1998. An IPO does not constitute a Change of Control.

    (b) If OFFICER is terminated within one (1) year after a Change of Control as described in Section 6(a), payment shall be made to OFFICER of the then base monthly salary and prorated bonus times twenty four (24) months. In addition, OFFICER shall be entitled, for the twenty four (24) months, to a continuation of the benefits described in Section 4 above. At USi's discretion, the value of such benefits may be paid to OFFICER in a lump sum, the amount of which shall be adjusted to reflect a full gross-up of any tax liability with respect to such payments to OFFICER and the time value of the receipt of such payment.

7.  PUBLIC STATEMENTS.

        OFFICER agrees not to directly or indirectly publish, circulate, utter or disseminate any statements, comments, or material whatsoever, which reflects unfavorably on USi or harms, damages or impairs the business or operations of USi unless required by law or by a valid order of a Court of competent jurisdiction. This provision shall survive the termination of this Agreement.

8.  CONFIDENTIAL DOCUMENTS AND RECORDS.

    (a) During the course of his employment, OFFICER will have access to confidential information, including, but not limited to confidential financial information, proprietary information of USi or its clients or customers, technical information and other confidential information about USi's business that is not known by actual or potential competitors of USi regardless of whether such information qualifies as a "trade secret" under applicable law ("Confidential Information"). OFFICER shall not at any time use or divulge to others any Confidential Information obtained as a result of his employment with USi except that OFFICER may disclose this Agreement to his legal counsel or as required by a court or governmental agency of competent jurisdiction.



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    (b) OFFICER agrees either upon his termination or upon an earlier request of
USi, to return or deliver to USi all forms of such Confidential Information in his possession or control including but not limited to drawings, specifications, documents, records, devices, models or any other material and copies or reproductions thereof. OFFICER acknowledges that monetary damages would not be adequate to compensate USi if OFFICER violates this confidentiality agreement. Accordingly, OFFICER agrees that USi should be entitled to injunctive relief to prevent the continued violation of this provision.

    (c) All memoranda, notices, files, records and other documents made or compiled by OFFICER during the period of his employment in the ordinary course of business, or made available to him, concerning the business of USi, shall be USi's property and shall be delivered to USi at its request therefor or automatically on the termination of this Agreement.

    (d) OFFICER agrees promptly to disclose to USi, and assign to USi or its designee, his entire right, title, and interest in and to all designs, trademarks, discoveries, formulae, processes, manufacturing techniques, trade secrets, inventions, improvements, ideals or copyrightable works, including all rights to obtain, register, perfect and enforce these proprietary interest. ("Inventions") which he may solely or jointly develop or reduce to practice during the period of his employment with USi (a) which pertain to any line of business activity of USi, (b) which are aided by the use of time, material or facilities of USi, whether or not during working hours, or (c) which relate to any of his work during the period of his employment with USi, whether or not during normal working hours.

    (e) OFFICER agrees to perform, during and after his employment, all acts deemed necessary or desirable by USi to permit and assist it, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Inventions hereby assigned to USi as set forth above. Such acts may include, but are not limited to execution of documents and assistance or cooperation in legal proceedings. This provision shall survive the termination of the Agreement.

9.  COVENANT NOT TO COMPETE.

    (a) Although this Agreement gives both parties flexibility over the terms of OFFICER's employment, USi's willingness to hire OFFICER is based in material part on the understanding between the parties that OFFICER will not utilize the skills or knowledge that he develops as part of his job to the competitive disadvantage of USi. Accordingly, OFFICER agrees to the following promises not to compete, as set forth below, with USi during or after the termination of this Agreement. Although these restrictions may prohibit or limit OFFICER's right or ability to work in the Internet industry, OFFICER agrees that these restrictions are reasonable and acceptable to him.

    (b) OFFICER promises that during the period of this Agreement and for a period of one (1) year after the termination of this Agreement for any reason set forth in Section 5 of this Agreement, OFFICER will not compete or perform services involving or related to USi's primary product line.

    (c) OFFICER further promises that for the period of this Agreement and for a period of one (1) year after the termination of this Agreement for any reason set forth in Section 5 of this Agreement, OFFICER will not (i) solicit the services of any employee or independent contractor of USi; (ii) induce or encourage any of USi's employees to leave its employ; and (iii) have any commercial contact with, nor solicit clients of USi.

    (d) OFFICER acknowledges that if he violates this covenant not to compete, USi is entitled to obtain a temporary restraining order or an injunction (in addition to all other available remedies and



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without the requirement of a bond) from a court enjoining OFFICER from violating this Agreement in order to prevent immediate and irreparable harm to USi.

    (e) OFFICER agrees that if any part of this covenant not to compete is held to be unenforceable for any reason, this covenant shall be interpreted in a manner that will render it enforceable.

10. FREEDOM TO CONTRACT.

    OFFICER represents and warrants that he has the right to negotiate and enter into this Agreement and that this Agreement does not breach, interfere with or conflict with any other contractual agreement, covenant not to compete, option, right of first refusal, or other existing business relationship. OFFICER acknowledges that this representation is a material inducement to USi entering into this Agreement and in the event OFFICER breaches this warranty, OFFICER agrees to indemnify and hold harmless USi from any and all claims, actions, losses, damages (including but not limited to, reasonable attorney's fees and costs), and USi shall have the right to terminate OFFICER for cause.

11. ARBITRATION.

        Except for breaches or threatened breaches of the provisions of this Agreement relating to equitable relief, any controversy or claim arising out of or in any way between the OFFICER and USi, shall be submitted to arbitration. Said arbitration shall be conducted pursuant to the provisions of the Federal Arbitration Act, 9 U.S.C. Section et seq. in an expeditious manner. The parties agree that a final arbitration hearing shall be conducted on the first available date of the arbitrator after the parties have completed discovery. In the event of any litigation or arbitration proceeding, the same shall occur solely in Annapolis, Maryland. In the event of litigation or arbitration arising out of this Agreement or the employment relationship or any other claim between USi and OFFICER, the prevailing party shall be entitled to recovery any and all reasonable attorney's fees and costs incurred both on the trial and appellate level as well as the arbitration level and/or any appeal of the arbitration.

12. CONFIDENTIALITY.

        OFFICER hereby agrees to keep confidential and not publish or publicly disclose in any manner the terms or provisions of this Agreement including, without limitation, those relating to compensation, during the employment term hereunder or at any time thereafter, except that OFFICER may disclose this Agreement to his legal counsel or as required by a court or governmental agency of competent jurisdiction.

13. GOVERNING LAW, VENUE AND WAIVER OF JURY TRIAL.

        This Agreement including any disputes hereunder, and the interpretation, validity and/or enforcement of any provision thereof, shall be governed by the laws of the State of Maryland.

        Any action brought involving the arbitration and/or enforcement of any of the covenants of this Agreement shall be brought only in a court of competent jurisdiction in or for Anne Arundel county and the parties agree to waive any claim relating to forum non conveniens. The parties further agree and hereby waive and release any right to a trial by jury in any action arising out of the interpretation, enforcement or breach of this Agreement or any arbitration provision.

14. ENTIRE AGREEMENT.



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        This Agreement contains the entire understanding between the parties and supersedes and replaces any and all previous agreements and/or oral negotiations. The parties stipulate and agree that neither of them has made any representations concerning the execution and delivery of this Agreement except such representations as specifically set forth herein and that all the terms and conditions of this Agreement are set forth in this writing, and there are no representations or agreements that are not contained herein and that neither party is relying upon any representation made by the other that is not contained herein in connection with the negotiations and the terms of this Agreement. The parties agree that this Agreement may only be modified by an agreement in writing signed by both parties.

15. WAIVER.

        A waiver by either party of any term or condition of this Agreement in any instance shall not be construed as a waiver of any other term or condition. All remedies rights and obligations contained in this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right or obligation or either party.

                 THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK

        IN WITNESS WHEREOF, the parties hereto have set their hands and seals on the day and year first above written.


USinternetworking, Inc.                                    Officer:


/s/ Christopher R. McCleary                               /s/ Andrew A. Stern
---------------------------                               -------------------
By:      Christopher R. McCleary                           Andrew A. Stern
Title:   Chairman and Chief Executive Officer



Attest: /s/ Christopher Kaine             Date:  July 10, 1998
       -----------------------            --------------------


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Rider #1, effective as of March 19, 1999, to the Officer Agreement between
USINTERNETWORKING, INC., a Delaware Corporation ("USi") and Stephen E. McManus ("OFFICER") executed on June 2, 1998.

Section 5 (e) shall be amended to read in its entirety as follows:

                   Upon any termination under Paragraph (5) (c) or (d) above during the term of this Agreement, which occurs before the initial public offering of any of the capital stock of USi, OFFICER, (or his estate) shall thereupon surrender the Shares to USi upon payment from USi equal to the fair market value of the Shares, as reasonably determined by the Compensation Committee of USi's Board of Directors, as of the date of OFFICER's death, or the onset of disability. After the initial public offering of any of the capital stock of USi, USi shall not, upon any termination under Paragraph 5 (c) or (d) above during the term of this Agreement, have the right or the requirement to repurchase the Shares, but shall be obligated to register them as soon as is practicable. To the extent that USi desires to obtain a policy of Insurance to cover the risk of OFFICER's death or disability, OFFICER will cooperate in obtaining such policy.


         IN WITNESS WHEREOF, the parties hereto have set their hands and seals on the day and year first written above.


         USINTERNETWORKING, INC.:                      Executive:



         ------------------------                      ---------------------

         By:

         Witness:

         ------------------------


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